Exhibit 21.1

SUBSIDIARIES

Edgemode (Wyoming), a Wyoming corporation

Synthesis Analytics Production, Ltd., an England and Wales private company (See Part I, Item 3 of Form 10-K Annual Report for the fiscal year ended December 31, 2025)